Exhibit 10.26

SECOND AMENDMENT TO AGREEMENT FOR STRATEGIC ALLIANCE

This Second Amendment is entered into on July 28, 2004 by and between

MIDAS INTERNATIONAL CORPORATION, 1300 Arlington Heights Road, Itasca, Illinois 60143 hereby represented by Alan D. Feldman, President and Chief Executive Officer (hereinafter “Midas”)

and

MAGNETI MARELLI SERVICES S.p.A. Viale A Borletti 61/63 20011 Corbetta (Italy) hereby represented by Carlo Bondone, Director and Special Attorney (hereinafter “Marelli”)

WHEREAS:

A.	The parties have signed (or are the successors to the original party of) the Agreement for Strategic Alliance dated October 1, 1998 (“Original Agreement”) and a License Agreement dated October 30, 1998 (“License Agreement”).

B.	The parties agreed to amend the Original Agreement and the License Agreement pursuant to an Amendment to Agreement for Strategic Alliance and License Agreement dated March 14, 2003 (“2003 Amendment”). The Original Agreement, as amended by the 2003 Amendment, shall be referred to herein as the “Agreement”.

C.	The parties have recently agreed on the additional modifications to the Agreement set forth herein.

NOW THEREFORE IT IS AGREED AS FOLLOWS

1.	Capitalized terms not otherwise defined herein shall have the meanings contained in the Agreement and License Agreement, as applicable.

2.	Section II (The Strategic Alliance and Cooperation), 6 (Supplies), of the Agreement is hereby deleted in its entirety and replaced with the following:

“6.	Intentionally Omitted.”

3.	Section II (The Strategic Alliance and Cooperation), 7 (Distribution), of the Agreement is hereby deleted in its entirety and replaced with the following:

“7.	Intentionally Omitted.”

4.

Section 5 of the 2003 Amendment provides that Marelli’s exclusive right to exploit the Midas System in each of the New Countries identified on Attachment B thereto is subject to Marelli submitting to Midas, on or before April 30, 2003, a Shop Development Plan reasonably acceptable to Midas, which sets forth the number of new Midas Shops to be opened in each of the New Countries and the timeline for such openings, and meeting such development requirements in accordance with the schedule set forth thereon. In lieu of such requirement, the parties now agree that the above-described exclusive rights shall instead be subject to the parties’ mutual review, on an annual basis, of the following plans to be prepared by Marelli and submitted to Midas: (a) a Shop Development Plan which sets forth the number of new Midas Shops to be opened in one or more of the Territories and/or New Countries by Marelli (or Midas, as applicable) during the immediately following year, and (b) a New Countries Development Plan, which identifies Marelli’s intentions and priorities with respect to introducing the Midas System in New Countries during the immediately following five (5) year period, including a general timeline for such development.

5.	Article II of the Agreement is hereby amended by adding the following as a new Section 9 thereto:

“9.	Re-Branding of Midas Shops

9.1	Marelli understands and agrees that it shall not be entitled to Re-Brand a Midas Shop (as defined below) in any one or more of the Territories and New Countries at any time or for any reason. For purposes of this Agreement, “Re-Brand a Midas Shop” shall mean any decision or action by Marelli to convert, or to allow any franchisee to convert, any one or more then existing Midas Shops to any non-Midas automotive repair facility (a) which competes with the Midas System in any manner whatsoever and (b) in which Marelli has any direct or indirect financial interest or from which Marelli is to receive any ongoing economic benefit (an “Affiliated Competitor”). The foregoing shall also include any decision or action by Marelli to close any one or more Midas Shops with the intention of converting such shops to an Affiliated Competitor. For the avoidance of doubt, it is specified that, as far as franchisees are concerned, notwithstanding the above provisions and in accordance with the applicable laws, Marelli will not have the right to prevent any franchisee to convert its shop after a period of one year starting from the date of termination of its franchise agreement with Marelli.

9.2	In the event of any breach by Marelli of Section 9.1 above, unless consented to by Midas (which consent shall not be unreasonably withheld), Midas shall be entitled, in addition to all other rights and remedies that may be available to it at law, in equity or by contract, to immediately receive from Marelli, as liquidated damages, an amount equal to US $100,000 for each Midas Shop re-branded to an Affiliated Competitor in violation of this Section 9.”

6.	All other terms and conditions of the Agreement and of the License Agreement not expressly modified by this Second Amendment shall remain unchanged and continue in full force and effect.

[Signature Page Follows]

Executed in Chicago, Illinois, U.S.A, on July 28, 2004.

MIDAS INTERNATIONAL CORPORATION	MAGNETI MARELLI SERVICES S.p.A.

Alan D. Feldman President and Chief Executive Officer	Carlo Bondone Director and Special Attorney

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